SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


Date of Report(Date of earliest event reported) August 26, 2005(August 25, 2005)

                         Poster Financial Group, Inc.
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             (Exact name of Registrant as specified in its charter)


        Nevada                         333-114335               56-2370836
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(State or other jurisdiction         (Commission              (I.R.S. Employer
     of incorporation)               File Number)            Identification No.)


       129 E. Fremont Street, Las Vegas, NV                        89101
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       (Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code (702) 385-7111
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         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01         Entry into a Material Definitive Agreement.

ITEM 1.02         Termination of a Material Definitive Agreement.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 17, 2005, Poster Financial Group, Inc. (the "Company") and each of the Company's wholly owned subsidiaries entered into a Separation Agreement and General Release (the "Separation Agreement") with Dawn Prendes. The Separation Agreement, effective as of August 25, 2005 following the expiration of a seven-day statutory revocation period (the "Effective Date"), provides for the resignation of Ms. Prendes, such resignation to be effective as of the close of the Stock Purchase Agreement (as defined below) (the "Termination Date"), from her position as Senior Vice President and Chief Financial Officer of the Company and her resignation from all positions of each of the Company's wholly owned subsidiaries (collectively, the "Employer Group").

Under the terms of the Separation Agreement, the Company has agreed to pay Ms. Prendes a separation payment equal to $400,000 (the "Separation Payment"), less all applicable withholdings. Ms. Prendes is to receive the Separation Payment as follows: within five (5) business days following the (i) Effective Date, the Company shall pay, or cause to paid to Ms. Prendes an amount equal to $200,000, less all applicable withholdings; and (ii) date that a final release, a form of which is attached to the Separation Agreement, executed by Ms. Prendes on or after the Termination Date becomes irrevocable and effective by its terms, the Company shall pay, or cause to be paid to Ms. Prendes an additional $200,000, less all applicable withholdings, provided that, Ms. Prendes has not engaged in any acts or omissions prior to the Termination Date that would constitute a basis for Ms. Prendes to be terminated for Cause (as defined the Employment Agreement between the Company and Ms. Prendes dated as of October 29, 2003).

Ms. Prendes has agreed to release PB Gaming, Inc., the Company's parent company, the Employer Group, Timothy N. Poster, the chairman and chief executive officer of the Company, Thomas C. Brietling, the president, secretary and treasurer of the Company, as well as LSRI Holdings, Inc., Landry's Gaming, Inc. and Landry's Restaurants, Inc., the entities that have previously agreed to acquire all the issued and outstanding capital stock of the Company pursuant to a stock purchase agreement dated as of February 3, 2005 (the "Stock Purchase Agreement"), and each of the foregoing entities' respective parents, subsidiaries and affiliates from all claims arising from the beginning of time to the date of the Separation Agreement, including but not limited to claims relating to (i) Ms. Prendes' employment relationship with the Employer Group,
(ii) all positions Ms. Prendes previously held with the Employer Group and
(iii) the termination of Ms. Prendes' employment relationship and positions with the Employer Group.

The Separation Agreement provides that Ms. Prendes, for the period commencing on August 17, 2005 and continuing for two years from the Termination Date, will not solicit customers, prospective customers or employees of the Employer Group and, at all times, will not disclose any trade secrets or proprietary or other confidential information concerning any member of the Employer Group.

The full text of the Separation Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference in its entirety.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

         (c)  EXHIBITS

Exhibit No          Description
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10.1                Separation Agreement and General Release, made as of August
                    17, 2005, by and among Poster Financial Group, Inc., GNLV,
                    CORP., GNL, CORP., Golden Nugget Experience, LLC, Dawn
                    Prendes, and only with respect to paragraphs 3 and 12 thereof, Timothy N. Poster, Thomas C. Breitling and PB
                    Gaming, Inc.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Dated:  August 26, 2005                        Poster Financial Group, Inc.

                                               By: /s/ Joanne M. Beckett
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                                               Name:   Joanne M. Beckett
                                               Title:  Senior Vice President and
                                                       General Counsel

                                  EXHIBIT INDEX

Exhibit No          Description
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10.1                Separation Agreement and General Release, made as of August
                    17, 2005, by and among Poster Financial Group, Inc., GNLV,
                    CORP., GNL, CORP., Golden Nugget Experience, LLC, Dawn
                    Prendes, and only with respect to paragraphs 3 and 12 thereof, Timothy N. Poster, Thomas C. Breitling and PB
                    Gaming, Inc.